Exhibit 99.3

FOR IMMEDIATE RELEASE

Sachem Capital Corp. Announces Quarterly Dividend of $0.12 Per Share

Branford, Connecticut, April 1, 2021 -- Sachem Capital Corp. (NYSE American: SACH) announced today that its board of directors authorized and declared a quarterly dividend of $0.12 per share to be paid to shareholders of record as of the close of trading on the NYSE American on April 12, 2021. The dividend will be payable on April 16, 2021.

John Villano, CPA, Chief Executive Officer of Sachem Capital Corp., stated, “We are pleased to declare the issuance of this dividend, which reflects the strength of our business operations and robust loan pipeline despite the COVID-19 pandemic. We continue to grow our loan portfolio in our traditional markets, as well as new markets such as Florida, while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term. Furthermore, we are well capitalized with a solid balance sheet to take advantage of the market demand for our loan products.”

About Sachem Capital, Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of mortgage loans secured by first mortgage liens on real property. Its customers include real estate investors and developers who use the proceeds of the loans to fund their acquisition, renovation, development, rehabilitation and/or improvement of properties located primarily in Connecticut. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. The Company does not lend to owner occupants. Sachem’s primary underwriting criteria is a conservative loan to value ratio. Sachem elected to be taxed as a real estate investment trust (REIT) in 2017 and continues to qualify and operate as a REIT.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2020 filed with the U.S. Securities and Exchange Commission on March 31, 2021. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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